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                                                           [Desert Terrace]

                   SETTLEMENT AND FORBEARANCE AGREEMENT

          THIS SETTLEMENT AND FORBEARANCE AGREEMENT (this "Agreement") is made as of the 31st day of July, 1995, by and among DESERT TERRACE--184, LTD., an Oregon limited partnership having an office c/o Randall Realty Corp., 9500 SW Barbur Boulevard, Suite 300, Portland, Oregon 97219 ("Borrower"), SUMMIT TAX EXEMPT BOND FUND L.P., a Delaware limited partnership having an office c/o Related Capital Company, 625 Madison Avenue, New York, New York 10022-1801 ("Summit"), RANDALL REALTY CORP., an Oregon corporation having an office at 9500 SW Barbur Boulevard, Suite 300, Portland, Oregon 97219 (the "Corporation"), ROBERT D. RANDALL, an individual having an office c/o Randall Realty Corp., 9500 SW Barbur Boulevard, Suite 300, Portland, Oregon 97219 ("Randall") and CTL MANAGEMENT, INC., an Oregon corporation having an office at 9498 SW Barbur Boulevard, Suite 200, Portland, Oregon 97219 ("CTL Management"). Borrower and Desert Hills (defined below) may hereinafter be referred to, individual-ly, as a "Borrower" and, collectively, as the "Borrowers".

                                 RECITALS:

          A. Borrower is the owner and holder of fee title in certain premises located in the City of Lancaster, County of Los Angeles, State of California, which premises are commonly known as Sunset Terrace Apartments and are more particularly described in Exhibit A attached hereto (such premises, together with the improvements located thereon, are hereinafter referred to as the "Property").

          B. Pursuant to a certain Indenture of Trust (the "Indenture") dated as of February 1, 1987 from the Lancaster Redevelopment Agency ("Issuer") to The Bank of California, N.A., predecessor in interest to First Trust California, as trustee ("Trustee"), Issuer issued certain Multifamily Housing Revenue Refunding Bonds (Sunset Terrace Project) 1987 Series B (the "Bonds") in the aggregate principal amount of $10,350,000, the proceeds of which were used to fund a certain mortgage loan (the "Loan"), in the original principal amount of $10,350,000, made by Issuer as of February 12, 1987 to Borrower.

          C. The Loan was made pursuant to a certain Loan Agreement dated as of February 1, 1987 among Borrower, Issuer and Trustee (the "Loan Agreement"), is evidenced by a promissory note (the "Note") executed by Borrower, and is secured by a Construction Trust Deed, Security Agreement, Assignment of Rents and Fixture Filing dated as of February 1, 1987 (the "Deed of Trust") covering the Property, and various other loan documents described in the Loan Agreement (collectively, the "Loan Documents"). Reference is also made to a certain letter

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agreement dated July 10, 1992 between Borrower and Summit, which letter agreement hereby constitutes one of the Loan Documents.

          D. Pursuant to the Indenture, and with the consent of Borrower, the Loan Agreement, the Note, the Deed of Trust, certain other documents and property and all payments to be made by Borrower under the Loan Agreement (except certain specified payments) were assigned by Issuer to the Trustee as security for the Bonds.

          E. All of the Bonds issued pursuant to the Indenture are owned and held by Summit.

          F. In accordance with Section 7.02(a) of the Indenture, as the single owner of the Bonds, Summit is the "Acting Party", and has the sole authority to take actions in respect of any "Event of Default" under the Indenture and has the right to exercise certain remedies under the Loan Agreement.

          G. By letter dated as of May 18, 1995, Borrower acknowledged and agreed that an "Event of Default" (as defined in the Loan Documents) has occurred under the Loan Documents by reason of the failure of Borrower to pay the full amount of Base Interest (as defined in the Loan Documents) when due.

          H.   As a result of the default under the Loan
Documents, Summit is entitled to declare the obligations of Borrower under the Loan Documents to be immediately due and payable.

          I. Borrower has requested that Summit forbear from exercising its right (i) to declare the obligations of Borrower under the Loan Documents immediately due and payable and (ii) to commence an action to foreclose the Deed of Trust.

          J. Summit is willing to forbear from exercising its rights (i) to declare the obligations of Borrower under the Loan Documents immediately due and payable and (ii) to commence an action to foreclose the Deed of Trust only if Borrower and the Corporation enter into a settlement with Summit with respect to the Property on the terms and conditions hereinafter set forth, including, without limitation, the delivery by the Corporation of a certain guaranty of payment, a copy of which is annexed hereto as Exhibit B (the "Vanishing Guaranty").

          K. Desert Hills--264, Ltd., an Oregon limited partnership ("Desert Hills"), is the owner and holder of fee title in certain premises located in the City of Lancaster, County of Los Angeles, State of California, which premises are commonly known as Sunset Downs Apartments and are more particularly described in Exhibit A-1 attached hereto (such

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premises, together with the improvements located thereon, are hereinafter referred to as the "Desert Hills Property").

          NOW, THEREFORE, in light of the foregoing facts and in consideration of the respective undertakings of the parties hereto, it is hereby agreed as follows:

          1.   Acknowledgments of Borrower, Corporation and
Randall. Each of Borrower, the Corporation and Randall acknowledges that:

          (i) the Loan Documents are in full force and effect and are valid and enforceable in accordance with their terms against Borrower;

           (ii) pursuant to the Loan Documents, Summit has a valid and perfected first lien and security interest in and to the Property and the other property secured under the Deed of Trust, the Indenture and the other Loan Documents;

          (iii) pursuant to the Loan Documents, Summit has a first priority, fully perfected security interest in all rents, issues, profits, rent equivalent income, receipts, insurance proceeds, tax refunds, security deposits and any other revenues, income or proceeds of any nature whatsoever generated by, arising from or otherwise related to the Property and any other payments covered by any assignment of rents that has been or will be executed and delivered by Borrower to Summit and/or Issuer as security for its obligations under the Loan Documents (collectively, "Rents");

           (iv) an event of default has occurred under the terms of the Loan Documents;

          (v) each of Summit and Issuer has fully complied with its obligations under the Loan Documents, and Borrower does not have any defenses, offsets or claims of any kind or nature with respect to Borrower's obligations under the Loan Documents which would in any manner limit, diminish or eliminate any of the rights or remedies of Summit or Issuer under the Loan Documents and that to the extent that any such defenses, claims or offsets exist as of the date these acknowledgments are made, they are hereby waived and released; and

           (vi) the existing accrued and unpaid base interest under the Loan as of July 31, 1995 is $436,297.03 (and continues to accrue in accordance with the terms of the Note and the other Loan Documents) and the existing principal balance of the Loan as of the date hereof is $10,350,000 (exclusive of any deferred or other interest of any nature
                              -3-
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     thereon and all fees, costs and expenses of Summit and
     Issuer with respect to the Loan).

          2. Agreement by Summit to Forbear. Notwithstanding the existing events of default under the Loan Documents, Summit shall, until the occurrence of a Forbearance Termination Event, forbear from declaring the obligations of Borrower under the Loan Documents immediately due and payable and from demanding payment thereof, and from foreclosing or commencing a foreclosure action as a result of such existing defaults. For purposes of this Agreement, a "Forbearance Termination Event" shall mean the occurrence of any one or more of the following events which is not cured within applicable notice and cure periods, if any:

          (a) if Borrower, Randall, the Corporation or any of their respective affiliates shall commit a material default or otherwise materially breach any of their material representations, warranties or covenants under the terms of this Agreement, the Management Agreement (defined below), the Vanishing Guarantee or any of the other material documents and material agreements executed in connection with the Loan or the transactions contemplated hereby (collectively, the "Forbearance Documents");

          (b) if on or before 3:00 p.m. New York, New York time on January 30, 1997, time being of the essence, Summit shall not have received all principal, all accrued and unpaid base interest, accrued interest, deferred interest, contingent interest and other interest of any nature whatsoever, and sums other than principal and interest (including, without limitation, all fees, costs, and expenses of Summit) due under the Loan Documents, and any other amounts of any nature whatsoever due under the Loan Documents (it being expressly agreed that there shall be no grace, notice or cure period with respect to the obligations under this sub-paragraph (b);

          (c)  if at any time during the term of this Agreement:
(i) Randall or his heirs, executors or personal representatives shall cease to be the sole general partner of Borrower; (ii) without the prior written consent of Summit, which shall not be unreasonably withheld, one hundred (100%) percent of the ownership interest in Borrower and in the profits and losses of Borrower shall cease to be owned and controlled on an unencumbered basis (A) one (1%) percent by Randall, (B) twenty-four (24%) percent by Pacific Frontier Wood Markets, Inc., (C) fifteen (15%) percent by Kenneth A. Randall and (D) sixty (60%) percent by CSL Properties, Inc.; or (iii) Randall shall sell, transfer of otherwise dispose of all or any portion of his interest in Borrower;

          (d) if a voluntary case, or an involuntary case which is not dismissed within 90 days, is commenced under title 11 of

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the United States Code (the "Bankruptcy Code") or under any other federal or state bankruptcy or insolvency statute by or against any one or more of Borrower, Randall or the Corporation;

          (e) if the Certificate and Agreement of Limited Partnership Agreement, dated as of October 10, 1984, with respect to Borrower, or any other or similar agreement or instrument governing Borrower (it being acknowledged and agreed that Summit shall be deemed to be and hereby is a third party beneficiary of such documents, agreements and instruments, collectively, "Organizational Documents") shall not be modified or amended (x) in any material respect without the prior written approval of Summit or (y) in a non-material respect without notice to Summit;

          (f) if any of Borrower's Organizational Documents shall be violated or breached in any way that material adversely affects the interests of Summit;

          (g) if any one or more of Borrower, Randall, the Corporation, or any person, party or entity acting by, for or under the control (either directly or indirectly) of Borrower, Randall or the Corporation shall take any step or action which has the effect of materially interfering with or preventing the implementation of any one or more of the material terms, provisions or conditions of this Agreement, or which has the effect of materially interfering with or preventing in any manner whatsoever the collection or application of the Rents (as set forth herein;

          (h) (i) the termination or dissolution of any one or more of Borrower or the Corporation, or (ii) the failure of any one or more of Borrower or the Corporation to maintain its corporate/partnership existence; provided, however, any of such acts by the Corporation shall not be a Forbearance Termination Event if the Corporation shall have been replaced as a guarantor under the Vanishing Guaranty in accordance with the terms thereof;

          (i) the occurrence of a Forbearance Termination Event under that certain settlement and forbearance agreement dated as of the date hereof among Randall, CTL, the Corporation, Summit Tax Exempt L.P. II ("Summit II") and Desert Hills (the "Other Forbearance Agreement");

          (j) the failure by any of Borrower's Affiliates, including, without limitation, CTL, Randall and the Corporation to fulfill any of its material covenants or other material obligations under that certain Settlement Agreement dated as of July 31, 1995 among Desert Valley--204, Desert Sands Apts.--148 Ltd., Loveridge--148, Ltd., the Corporation, Randall, CTL Management, Summit II and Summit Tax Exempt L.P. III (the "Settlement Agreement"); and
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          (k)  if that certain property and cash management
agreement dated as of the date hereof among Summit, Related Management Company ("New Manager") and Borrower (the "Management Agreement") is modified, amended or terminated by an act of Borrower without Summit's prior written consent;

          provided, however, the occurrence of any one or more of the events set forth in clauses (a), (c), (e), (f), (g), (h), (j) and (k) above shall not constitute a "Forbearance Termination Event" if any such event is fully cured (including indefeasible payment to Summit of any loss, cost or expense resulting from such breaches, default or act) as of the tenth (10th) day after receipt of written notice by Summit to Borrower of such event or default; provided, further, that such ten (10) day cure period shall be extended to forty-five (45) days if and to the extent that Borrower has commenced curing such default and is diligently prosecuting the completion of same.

          3.   Post-Forbearance Transfer of the Property.

          (a) Upon the occurrence of a Forbearance Termination Event, and without the necessity of any other or further notice to Borrower, Randall, the Corporation, any limited partner in Borrower or any other person, party or entity (i) all obligations of Borrower under the Loan Documents shall automatically, and without the necessity of any other or further act or instrument, become immediately due and payable in full, (ii) the Property shall be transferred pursuant to a Post-Forbearance Transfer of the Property, as hereinafter described, and (iii) only if the Transfer Documents shall not be unconditionally delivered pursuant to a Post-Forbearance Transfer of the Property within five (5) days after written demand by Summit, Summit shall have the absolute and unconditional right to pursue all rights and remedies available to Summit under the Loan Documents including, without limitation, commencing a foreclosure action with respect to the Property; provided that Seller shall not be required to grant Borrower such five (5) day period prior to pursuing any right or remedy including, without limitation, commencing a foreclosure action, and shall be entitled to immediately exercise its remedies under the Loan Documents, if the Forbearance Termination Event occurred under Section 2(b) hereof. However, notwithstanding the foregoing, in the event that the Borrower unconditionally delivers the Transfer Documents prior to a Forbearance Termination Event, and the Desert Terrace Property is not subject to any liens, judgments, encumbrances or tenancies other than those permitted by the Loan Documents, then Summit shall have no right to commence a Foreclosure (defined below) against Borrower, Corporation or Randall in respect of the Loan Documents prior to or after recording the Desert Terrace Deed (defined below).
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          (b)  For purposes of this Agreement, a "Post-
Forbearance Transfer of the Property" shall mean a transfer of the Property that occurs at the election of Summit, which election shall be made by Summit in the exercise of its sole and absolute discretion (i) by unconditional execution, acknowledg-ment and delivery by Borrower of the Transfer Documents (defined below), in which event the Property will be transferred subject to the Deed of Trust and the other Loan Documents, without any offsets or counterclaims of any kind or nature (a "Title Transfer") or (ii) if the Transfer Documents shall not be unconditionally delivered within five (5) days after demand and after the occurrence of a Forbearance Termination Event by Summit (as to which date time shall be of the essence) pursuant to a consensual non-judicial foreclosure (or judicial foreclosure, if Summit elects) of the Deed of Trust under applicable California law (a "Foreclosure"). In connection with such foreclosure action, Summit shall have all rights against its collateral available to a mortgagee or a trust deed beneficiary under the applicable California law. Borrower hereby agrees not to contest, impede or in any way interfere with such foreclosure by Summit of the Deed of Trust, including, without limitation, filing any documents or papers (such as answers, motions, claims or counterclaims).

          (c) The term "Transfer Documents" means, collectively, a certain grant deed (the "Desert Terrace Deed"), substantially in the form of Exhibit C annexed hereto, the transfer documents listed on Exhibit C-1 and such further documents or instruments that Summit may reasonably request for the purpose of transferring title to the Property to Summit or its nominee, assignee or designee (such person or entity acquiring title to the Property is defined as the "Transferee"), including, without limitation, such other customary and reasonable affidavits, documents or instruments as the Transferee's Title Company may require in order to issue its fee title policy, which may include affidavits of title and other affidavits regarding the payment of franchise or other similar taxes with respect to matters not subject to accurate disclosure by public records at de minimis cost.

In connection with a Post-Forbearance Transfer of the Property, whether by means of a Title Transfer or a Foreclosure, Borrower hereby agrees to cooperate fully with Summit and the Transferee and hereby agrees to take any and all steps or actions reasonably requested by Summit and the Transferee to effectuate any such transfer, including, without limitation, supplying information regarding the Property, providing all appropriate consents required under applicable California law and otherwise assisting Summit in any reasonable manner to effectuate such transfer of the Property. Notwithstanding the foregoing, Borrower shall not be required to incur any material costs or expenses in connection with a transfer of the Property; provided, however, it is the

                              -7-

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intent and agreement of the parties that (A) Borrower shall be obligated to effectuate transfer of the Property as and when required under the terms of this Agreement even if such transfer results in cost, expense or liability to such Borrowers and any provision herein with respect to actions being taken "at no material cost or expense" is limited to an alternative action (an "Alternative Action") requested by Summit which could be accomplished in a less costly manner by Borrower while still accomplishing the intent and requirements of this Agreement and
(B) Borrower shall be required to perform such Alternative Action if and to the extent the costs and expenses thereof are reimbursed by cash flow from the Property and not by Randall, the Corporation or any of their respective affiliates.

          (d) The parties hereto agree that, notwithstanding Transferee's acquisition of the Property, the indebtedness evidenced by the Loan Documents shall not be cancelled and all of the Loan Documents shall remain in full force and effect after the transaction contemplated by this Agreement has been consum-mated but Borrower shall have no further liability therefor. The parties hereto further agree that the Transferee's interest in the Property after its acquisition thereof shall not merge with the interest of Summit in the Property under the Loan Documents. It is the express intention of each of the parties hereto (and all of the conveyances provided for in this Agreement shall so recite) that such interest of Summit in the Property shall not merge, but be and remain at all times separate and distinct, notwithstanding any union of said interest in Summit at any time by purchase, termination or otherwise and that the respective liens of the Loan Documents on the Property shall be and remains at all times a valid and continuous liens on the Property.

          (e) The agreements by Summit to forbear from declaring the obligations of Borrower under the Loan Documents to be immediately due and payable and from demanding payment thereof in the manner set forth herein shall in no event or under any circumstance be construed as a waiver by Summit, in whole or in part, of the existing events of default under the Loan Documents.

          (f) Notwithstanding anything contained herein to the contrary, Borrower shall have and shall retain, through and including the date of any transfer of the Property by means of a Foreclosure or a Title Transfer, the right to bring current the Property by paying to Summit the full amount of all principal, interest (including, without limitation, Base Interest (as defined in the Loan Documents), accrued interest, deferred interest, contingent interest and any other type or kind of interest payable under the Loan Documents), fees, costs and expenses of Summit and any other amounts payable under the Loan Documents, which principal, interest, fees, costs and expenses of Summit and other amounts shall be deemed to be due and payable in

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full, without any offsets or counterclaims of any kind, at such time.

          4.   Management of the Property.

          (a) Simultaneously with the execution of this Agreement, (i) CTL Management shall be terminated as the property manager and leasing agent for the Property, and (ii) New Manager shall replace CTL Management as the sole managing and leasing agent for the Property pursuant to the Management Agreement; it hereby being understood and agreed that CTL Management has and shall have no claim or recourse of any nature against Summit (or any nominees, assignees or designees of Summit) or Property arising from or resulting from the termination of CTL Management as managing and leasing agent for Property or for any other reason, and CTL Management is a signatory to this Agreement for the purpose of effectuating this understanding. Borrower agrees not to terminate, replace or attempt to replace New Manager as the sole managing and leasing agent of the Property without the prior written consent of Summit.

          (b) Borrower and New Manager shall each procure and maintain the casualty and liability insurance required to be procured and maintained under the Loan Documents and the Management Agreement, as the case may be, and each party shall cause the other party to be a named additional insured on such insurance policy, it being the intent of the parties that all parties be fully protected from liability with respect to the Property to the extent of such insurance coverage. The costs of such insurance to be procured and maintained by Borrower and New Manager hereunder shall be paid from funds in the Cash Collateral Disbursement Account (as such term is defined in the Management Agreement).

          5.   Intentionally Deleted.

          6. Forbearance. During the period (the "Forbearance Period") commencing with the date of execution of this Agreement through and including the earlier of January 30, 1997 and the date a Forbearance Termination Event occurs, Base Interest (as defined in the Indenture) and all other interest accrued and payable shall continue to accrue on the outstanding principal balance of the Loan in accordance with the Loan Documents. In lieu of making the payments required under the Loan Documents, all Excess Cash Collateral (as such term is defined in the Management Agreement) shall be applied on a monthly basis first to the payment of Base Interest for that month, and the balance, if any, shall thereafter be applied in accordance with the provisions of the Indenture, the Note, the Loan Agreement and the other Loan Documents. Any amounts of unpaid interest outstanding on the principal balance of the Loan at any time and from time to time shall themselves bear interest and be payable at the rates
                              -9-
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and in the manner set forth in Section 3.06 of the Indenture and
Section 3.2 of the Loan Agreement.

          7. Conditions to Effectiveness of Agreement. The provisions of this Agreement shall not become effective unless and until each and every one of the conditions set forth below shall have been satisfied:

          (a)  The Corporation shall have executed,
     acknowledged and delivered the Vanishing Guaranty to Summit;

          (b) The general partner and each limited partner in Borrower shall have given and delivered, irrevocably, its written consent to this Agreement and the transactions contemplated hereunder and in connection herewith;

          (c) Borrower shall have delivered to Summit (i) all cash in its various accounts and (ii) the agreed upon amount representing a portion of all security deposits;

          (d) The Corporation's counsel shall have delivered an opinion of counsel with respect to power and authority, due authorization, due execution, and due authority, with respect to the Guaranty and the grantor thereunder in form and substance acceptable to Summit;

          (e)  The Management Agreement and the Initial Release
     (defined below) shall have been executed, acknowledged and delivered by all parties thereto; and

          (f) All material conditions precedent to the effectiveness of the Other Forbearance Agreement and the Settlement Agreement shall have been satisfied or waived in writing.

          8.   Releases.

          Concurrently with the execution and delivery of this Agreement, Borrower shall deliver to Summit the initial release in a form satisfactory to Summit (the "Initial Release"). Immediately following the closing of a transfer of the Property pursuant to this Agreement, (i) Borrower shall execute and deliver to Summit the Summit Final Release in the form of Exhibit E-1; and (ii) provided a Forbearance Termination Event resulting in actual damage to Summit or its affiliates shall not have occurred and not cured, Summit shall execute and deliver to Borrower the Desert Terrace Release in the form of Exhibit E-2 annexed hereto.
                              -10-
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          9.   Borrowers' Professional Fees.  Borrower and
Randall personally shall each be jointly and severally responsible for and liable for the payment of all professional fees, costs, and expenses (including, without limitation, attorneys' fees) incurred by or otherwise accrued against Borrower in connection with this Agreement and the transactions contemplated herein or relating thereto; provided, however, that Randall shall not be personally responsible for the payment of the professional fees, costs and expenses of Summit. Notwithstanding the foregoing, (i) Summit shall be entitled to reimburse itself out of the Desert Terrace Lockbox Account for all costs, including attorneys fees and expenses, and other professional fees, costs and expenses incurred by Summit in connection with the transactions contemplated by this Agreement out of any amounts disbursed to Summit in accordance with the provisions of the Cash Management Agreement and (ii) a portion of Borrower's legal fees and other costs and expenses in connection with the transactions contemplated hereby in the amount of $5,000 have been paid from the cash flow of the Property; and any fees and expenses in excess of such amount shall be paid by Randall from a source other than the cash flow of the Property.

          10. Assignment. Upon prior (or simultaneous) written notice to Borrower, Summit may sell or assign, in whole or in part, its interest in the Loan, subject to the terms and provisions of this Agreement.

          11. Notices. Any notice, request or demand given or made under this Agreement shall be in writing and shall be hand delivered or sent by Federal Express or other reputable courier service, and shall be deemed given when received at the following addresses whether hand delivered or sent by Federal Express or other reputable national overnight courier service:

               If to Summit:

                    Summit Tax Exempt Bond Fund, L.P.
                    c/o Related Capital Company
                    625 Madison Avenue
                    New York, New York 10022-1801

                    Attention:  Mr. Bruce Brown

               With a copy to:

                    Battle Fowler LLP
                    75 East 55th Street
                    New York, New York  10022

                    Attention:  Eric R. Landau, Esq.

               If to Borrower:

                    Desert Terrace--184, Ltd.
                    c/o Randall Realty Corp.
                    9500 SW Barbur Boulevard
                    Suite 300
                    Portland, Oregon 97219

                    Attention:  Mr. Ron Koos

               With a copy to:

                    O'Melveny & Myers
                    275 Battery Street
                    San Francisco, California  94111-3305

                    Attention:  Stephen A. Cowan, Esq.

               If to Randall:

                    Mr. Robert D. Randall
                    c/o Randall Realty Corp.
                    9500 SW Barbur Boulevard
                    Suite 300
                    Portland, Oregon 97219

               If to the Corporation:

                    Randall Realty Corp.
                    9500 SW Barbur Boulevard
                    Suite 300
                    Portland, Oregon 97219

               If to CTL Management

                    CTL Management, Inc.
                    9498 SW Barbur Boulevard
                    Suite 200
                    Portland, Oregon 97219

Each party to this Agreement may designate a change of address by notice given to the other party fifteen (15) days prior to the date such change of address is to become effective.

          12. Loan Documents Remain Binding. Borrower acknowledges that all of the obligations to be performed by Borrower under the Loan Documents are valid and shall continue in full force and effect notwithstanding the execution of this Agreement, except to the extent expressly stated herein to the contrary. Borrower acknowledges that the Loan Documents are and shall at all times continue to be absolute and unconditional in all respects, and shall at all times be valid and enforceable irrespective of any other agreements or circumstances of any nature whatsoever which might otherwise constitute a defense to the Loan Documents, the obligations of Borrower under the Loan Documents, the obligations of any other person or party relating to the Loan Documents, or the obligations of Borrower hereunder or otherwise with respect to the Loan Documents. The agreement by Summit to forbear from exercising any of its rights and remedies under the Loan Documents in accordance with the provisions of this Agreement shall in no event or under any circumstance be construed as a waiver by Summit in whole or in part of any existing default with respect to the Loan Documents, or of the absolute and unconditional right of Summit, from and after the occurrence of a Forbearance Termination Event (and expiration of all applicable grace, cure and notice periods) hereunder or under the Other Forbearance Agreement, to seek to enforce its rights and remedies with respect to the Loan in accordance with the Loan Documents; provided, however, Summit agrees that it shall not commence a foreclosure action against Borrower, Corporation or Randall with respect to the Desert Terrace Property prior to or after recording the Desert Terrace Deed if the Transfer Documents are unconditionally delivered to Summit, or its nominee, designee or affiliate, within fifteen
(15) days of demand after the occurrence of a Forbearance Termination Event therefrom by Summit. Borrower absolutely, unconditionally and irrevocably waives any and all right to assert any setoff, counterclaim (except for a compulsory counterclaim in a court of federal jurisdiction) or crossclaim of any nature whatsoever (i) with respect to the Loan Documents and the documents contemplated hereby and executed and delivered in connection herewith, or (ii) with respect to the obligations of Borrower under the Loan Documents and the documents contemplated hereby and executed and delivered in connection herewith, or
(iii) with respect to the obligations of any other person or party relating to the Loan Documents and the documents contemplated hereby and executed and delivered in connection herewith, or (iv) otherwise with respect to the Loan or (v) in any action or proceeding brought by Summit to collect the sums due under the Loan Documents and the documents contemplated hereby and executed and delivered in connection herewith, or any portion thereof, or to enforce, foreclose and realize upon the liens and security interests created by the Deed of Trust, the other Loan Documents and the documents contemplated hereby and executed and delivered in connection herewith. Borrower acknowledges that no oral or other agreements, understandings, representations or warranties exist with respect to the Loan Documents or with respect to the obligations of Borrower under the Loan Documents, except those specifically set forth in the documents contemplated hereby and executed and delivered in connection herewith; provided, however, that where the terms and conditions of the Loan Documents conflict with the terms and conditions of this Agreement and the Forbearance Documents, then
                              -13-
the terms and conditions of the Forbearance Documents shall control.

          13. Not a Novation. This Agreement, together with the other Forbearance Documents is not intended to and shall not terminate or extinguish any of the indebtedness or obligations under the Loan Documents in such a manner as would constitute a novation of the original indebtedness or obligations under the Loan Documents, nor shall this Agreement affect or impair the priority of any liens created thereby, it being the intention of the parties hereto to carry forward all liens and security interests securing payment of the Note.

          14. Further Assurances. Borrower shall execute and deliver or cause to be executed and delivered such assignments, agreements, partnership authorization and other documentation as Summit shall require to create, evidence and assure the agreements herein contained and the rights conferred upon the parties hereby, at no additional cost to any of them and without the incurrence of any additional obligations or liabilities by any of them.

          15. Time of the Essence. Time shall be of the essence with respect to the payment and performance of the obligations of each of the Borrowers to be paid and performed hereunder and with respect to all dates and deadlines set forth herein (whether or not specifically so indicated) including, without limitation, the dates specified in the defined term "Forbearance Termination Event".

          16.  WAIVER OF TRIAL BY JURY.  EACH BORROWER
IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, SUIT OR COUNTERCLAIM ARISING IN CONNECTION WITH, OUT OF OR OTHERWISE RELATING TO THE LOAN DOCUMENTS, THIS AGREEMENT OR ANY OTHER DOCUMENT OR INSTRUMENT NOW OR HEREAFTER EXECUTED AND DELIVERED IN CONNECTION THEREWITH.

          17. Agreement Binding. This Agreement and all the covenants and agreements herein contained, shall be and are binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, legal representatives, successors and assigns except as expressly set forth herein.

          18. Construction of Agreement. The titles and headings of the paragraphs of this Agreement have been inserted for convenience of reference only and are not intended to summarize or otherwise describe the subject matter of such paragraphs and shall not be given any consideration in the construction of this Agreement.

          19. Waivers. Summit may at any time and from time to time waive any one or more of the conditions contained herein, but any such waiver shall be deemed to be made in pursuance hereof and not in modification thereof, and any such waiver in any instance or under any particular circumstance shall not be considered a waiver of such condition in any other instance or any other circumstance.

          20. Severability. If any term, covenant or provision of this Agreement shall be held to be invalid, illegal or unenforceable in any respect, this Agreement shall be construed without such term, covenant or provision.

          21. No Beneficiary. No person, party or entity other than Summit II shall under any circumstances have the right to assert that it is a third party beneficiary of this Agreement.

          22. Counterparts. It is understood and agreed that this Agreement may be executed in telecopied or original counterparts, each of which shall, for all purposes, be deemed an original and all of such counterparts, taken together, shall constitute one and the same Agreement, event though all of the parties hereto may not have executed the same counterpart of this Agreement.

          23. Entire Agreement. The Loan Documents and the documents contemplated hereby and executed and delivered in connection herewith set forth the entire agreement and understanding of Borrower, Randall, the Corporation, CTL Management and Summit with respect to the matters set forth herein.

          24. Modifications. This Agreement may only be modified, amended, changed, discharged or terminated by an agreement in writing signed by all of the parties to this Agreement.

          25. Full Authority. Each of the parties to this Agreement (and the undersigned representatives of such parties, if any) has the full power and authority and legal right to execute this Agreement and to keep and observe all of the terms, covenants and provisions of this Agreement on the respective parts of such parties to be performed or observed.

          26. No Third Party Liability. Borrower acknowledges and agrees that the mechanism established in this Agreement for the transfer of the Property, and the participation of Summit in the process, is a legitimate and reasonable exercise of Summit's rights and remedies as the principal secured creditor of Borrower. Summit's participation in this process (and pursuant to this Agreement) is as a secured creditor, and not as a co-owner, partner, joint venturer, operator, insider, control entity, employer in fact or law, or any other equity participant with Borrower. As such, Summit shall have no liability to any third party as co-owner, partner, joint venturer, operator, insider, control entity, employer in fact or law, or any other equity participant for exercising its rights under this Agreement as regards any of the Properties.

          27. Choice of Law. This Agreement shall be governed and construed in accordance with the internal laws of the State of California.

          28. Advice of Counsel. Each of Borrower, Randall, the Corporation, CTL Management and Summit acknowledges that it (i) has had the opportunity to obtain advice of counsel of its own choosing in the negotiations for and preparation of this Agreement; (ii) has read the Agreement and has had the Agreement fully explained by such counsel, and is fully aware of its contents and legal effects; (iii) has entered into this Agreement of its own free will and accord and without threats, coercion, fraud or duress of any kind and (iv) is not relying on any representation, statement or warranty of any party regarding this Agreement or the transactions contemplated hereby, except as set forth in this Agreement.

          29. Conveyance. Borrower agrees that the conveyance of the Property to Summit or its assignee, designee or nominee according to the terms of this Agreement is and shall be an absolute conveyance of all of its right, title and interest in and to the Property in fact as well as form and was not and is not now and shall not be intended as a mortgage, trust convey-ance, deed of trust or security instrument of any kind, and that the consideration for such conveyance is as exactly as recited herein and that, following delivery of the Transfer Documents, Borrower shall have no further interest (including right of redemption) or claims in and to the Property or to the proceeds and profits which may be derived thereof, of any kind whatsoever.



          THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK;
                        THE SIGNATURE PAGE FOLLOWS

          IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                              DESERT TERRACE--184, LTD.,
                              an Oregon limited partnership,


                               By: /s/ Robert D. Randall
                                  ----------------------------------
                                   Robert D. Randall
                                   General Partner


                              /s/ Robert D. Randall
                              --------------------------------------
                              Robert D. Randall


                              Randall Realty Corp.


                               By: /s/ Robert D. Randall
                                  ----------------------------------
                                   Name: Robert D. Randall
                                   Title: President


                              CTL MANAGEMENT


                               By: /s/ Darll K Johnson
                                  ----------------------------------
                                   Name: Darll K Johnson
                                   Title: President


                              SUMMIT TAX EXEMPT BOND FUND, L.P.
                                Delaware limited partnership

                              By:  Related Tax Exempt Bond
                                   Associates, Inc., a general
                                   partner


                                   By: /s/ Stuart Boesky
                                      ----------------------------------
                                        Name: Stuart Boesky
                                        Title: Vice President

                              By:  Prudential-Bache Properties,
                                   Inc., a general partner


                                   By: /s/ Thomas F. Lynch III
                                      ----------------------------------
                                        Name: Thomas F. Lynch III
                                        Title: President
                              -17-

          The undersigned, being all of the limited partners of Desert Terrace --184, Ltd., an Oregon limited partnership (the "Partnership") hereby consent to the execution by the Partnership of this Agreement and the completion of the transactions contem-plated hereby.


                              PACIFIC FRONTIER WOOD MARKETS, INC.


                               By: /s/ Robert D. Randall
                                  ----------------------------------
                                   Name: Robert D. Randall
                                   Title: President

                               /s/ Kenneth A. Randall
                              ---------------------------------------
                              Kenneth A. Randall


                              CSL PROPERTIES, INC.


                               By: /s/ Robert D. Randall
                                  ----------------------------------
                                   Name: Robert D. Randall
                                   Title: President

                              -18-
PAGE

                            Acknowledgments
                           (To Be Attached)

PAGE

                                 EXHIBIT A

                         (Description of Property)

                             (To Be Attached)

                                EXHIBIT A-1

                  (Description of Desert Hills Property)

                             (To Be Attached)

                                 EXHIBIT B

                           (Vanishing Guaranty)

                             (To Be Attached)

                               EXHIBIT C

                       (Form of Desert Terrace Deed)

                               (grant deed)



                                 -5-
PAGE

                                 EXHIBIT D

                          (Management Agreement)

                                 EXHIBIT E

                      (Form of Summit Final Release)


PAGE

                                EXHIBIT E-1

                     (Form of Desert Terrace Release)

          ------------------------------------------------------

                   SETTLEMENT AND FORBEARANCE AGREEMENT

                                   among

                        DESERT TERRACE - 184, LTD.,
                           RANDALL REALTY CORP.,
                            ROBERT D. RANDALL,
                              CTL MANAGEMENT

                                    and

                     SUMMIT TAX EXEMPT BOND FUND L.P.



                         Dated as of July 31, 1995


                                 Premises:

                         SUNSET TERRACE APARTMENTS
                      LOS ANGELES COUNTY, CALIFORNIA

          ------------------------------------------------------